FACE OF SECURITY


          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

          UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY ANY SUCH NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR NOMINEE OF SUCH SUCCESSOR DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO AN ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
SECTION 2.14 OF THE INDENTURE.

No.


          10 5/8% Series B Senior Subordinated Notes Due 2004

CUSIP No.

          HOLLYWOOD ENTERTAINMENT CORPORATION, an Oregon corporation, promises to pay to Cede & Co., or registered assigns, the principal sum set forth from time to time on Schedule A hereto on August 15, 2004.

          Interest Payment Dates:  February 15 and August 15
          Record Dates:  February 1 and August 1.

          Additional provisions of this Security are set forth on the reverse side of this Security.

          IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

                                       HOLLYWOOD ENTERTAINMENT CORPORATION



                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:
Dated:  ____________, 1997

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

U.S. TRUST COMPANY OF CALIFORNIA, N.A., as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

                                       By: U.S. TRUST COMPANY OF CALIFORNIA,
                                           N.A., as Trustee



                                           -------------------------------------
                                           Authorized Signatory

Date of Authentication:

                  ____________, 1997

                               REVERSE OF SECURITY

             10 5/8% SERIES B SENIOR SUBORDINATED SECURITY DUE 2004

1.   Interest

          HOLLYWOOD ENTERTAINMENT CORPORATION, an Oregon corporation (such entity, and its successors and assigns under the Indenture hereinafter referred to, and each other entity which is required to become the Company pursuant to the Indenture, and its successors and assigns under the Indenture, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on February 15 and August 15 of each year, commencing February 15, 1998. Interest on the Securities will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from August 13, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the same rate borne by the Securities, and it shall pay interest on overdue installments of interest at such rate to the extent lawful.

2.   Method of Payment

          The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the February 1 and August 1 immediately preceding the interest payment date even if Securities are canceled on registration of transfer or registration of exchange after the record date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder's registered address.

3.   Paying Agent and Registrar

          Initially, U.S. Trust Company of California, N.A., a national banking corporation ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company may act as Paying Agent, Registrar, co-Registrar or transfer agent.

4.   Indenture

          The Company issued the Securities under an Indenture dated as of August 13, 1997 (the "Indenture"), between the Company and the Trustee. This Security is one of a duly authorized issue of Securities of the Company designated as its 10 5/8% Series B Senior Subordinated Notes due 2004 (the "Exchange Securities"). The Securities include the Initial

Securities (as defined in the Indenture), and the Exchange Securities issued in exchange for the Initial Securities pursuant to the Registration Rights Agreement. The Initial Securities and the Exchange Securities are treated as a single class of securities under the Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms. Any conflict between this Security and the Indenture will be governed by the Indenture.

          The Securities are unsecured senior subordinated obligations of the Company limited to $250,000,000 aggregate principal amount (subject to Section
2.7 of the Indenture). The Indenture imposes certain limitations on the Incurrence of Indebtedness by the Company and its Restricted Subsidiaries, the existence of liens, the payment of dividends on, and redemption of, the Capital Stock of the Company and its Subsidiaries, restricted payments, the sale or transfer of assets and Subsidiary stock, the issuance or sale of Capital Stock of Restricted Subsidiaries, the investments of the Company and its Restricted Subsidiaries, consolidations, mergers and transfers of all or substantially all the assets of the Company, and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and certain of its Subsidiaries to restrict distributions and dividends from Restricted Subsidiaries.

5.   Optional Redemption

          Except as set forth in the next paragraph, the Securities may not be redeemed at the option of the Company prior to August 15, 2001. Thereafter, the Securities will be redeemable, at the Company's option, in whole or in part, at any time or from time to time, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) if redeemed during the 12-month period commencing on August 15 of the years set forth below:

                  Period                            Percentage
                  ------                            ----------

         2001 ...................................... 105.313%
         2002 ...................................... 102.656%
         2003 and thereafter ....................... 100.000%

          In addition, at any time and from time to time prior to August 15, 2000, the Company may redeem in the aggregate up to 35% of the original principal amount of the Securities with the proceeds of one or more Public Equity Offerings at a redemption price (expressed as a percentage of principal amount) of 110.625% plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 65% of the original aggregate principal amount of the Securities must remain outstanding after each such redemption; and provided further, however, that such redemption shall occur within 60 days of the closing date of such Public Equity Offering.

6.   Notice of Redemption

          Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at such Holder's registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000 (except as otherwise set forth in the Indenture). If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption. If a notice or communication is sent in the manner provided in the Indenture, it is duly given, whether or not the addressee receives it. Failure to send a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.

          In addition, in the event of certain Asset Dispositions, the Company will be required to make an offer to purchase Securities at a purchase price of 100% of their principal amount plus accrued interest to the date of purchase (subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.

7.   Change of Control

          Upon a Change of Control, each Holder of Securities will have the right to require the Company to repurchase all or any part of the Securities of such Holder at a repurchase price in cash equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

8.   Subordination

          The Securities are subordinated to Senior Indebtedness of the Company, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness of the Company must be paid before the Securities may be paid. In addition, to the extent applicable, each Subsidiary Guaranty shall be subordinated to Senior Indebtedness of the relevant Subsidiary Guarantor, as defined in the Indenture (or the relevant supplement thereto). The Company and, to the extent applicable, each Subsidiary Guarantor, agrees, and each Holder by accepting a Security agrees, to the subordination provisions contained in the

Indenture and authorizes the Trustee to give such provisions effect and appoints the Trustee as attorney-in-fact for such purpose.

9.   Denominations; Transfer; Exchange

          The Securities are in registered form, without coupons, and in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture, including any transfer tax or other similar governmental charge payable in connection therewith. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

10.  Persons Deemed Owners

          The registered Holder of this Security may be treated as the owner of it for all purposes.

11.  Unclaimed Money

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.  Discharge and Defeasance

          Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

13.  Amendment, Waiver

          Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any past default or compliance with any provision may be waived with the consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, to comply with Article 5 of the Indenture, to provide for uncertificated Securities in addition to or in place of certificated Securities, to add guarantees with respect to the Securities, to secure the Securities, to add additional covenants or surrender rights and powers conferred on the Company, to make any change that does not adversely affect the rights of any Securityholder or to comply with any request of the SEC in connection with qualifying the Indenture under the TIA.

14.  Defaults and Remedies

          Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal or premium, if any, on any Security when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise,
(iii) failure by the Company to comply for 30 days after notice with Sections 4.3, 4.4, 4.6 or Article 5 of the Indenture; (iv) failure by the Company to comply with other agreements in the Indenture or the Securities, for 60 days after notice; (iv) failure by the Company or any Restricted Subsidiary to pay any Indebtedness within any applicable grace period after final maturity or acceleration by the Holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $5.0 million and in either case, such default is not cured or waived and such acceleration, if any, rescinded or the Indebtedness is not paid in 30 days; (v) certain events of bankruptcy, insolvency or reorganization of the Company or any Restricted Subsidiary; and
(vi) the rendering of any judgments or decrees against the Company or any Restricted Subsidiary for the payment of money in excess of $5.0 million, if any such judgment or decree is not discharged, waived or stayed within 60 days after entry of such judgment or decree.

          If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities then outstanding may declare all the Securities to be due and payable. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

          Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

15.  Trustee Dealings with the Company

          Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of

Securities and may otherwise deal with and collect obligations owed to it by the Company or any of its Affiliates and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee.

16.  No Recourse Against Others

          No recourse for the payment of the principal of, premium, if any, or interest or other Obligations on any of the Securities or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture, or in any of the Securities or because of the creation of any Indebtedness represented hereby and thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of the Company, a Subsidiary Guarantor or any Successor Person thereof. Each Holder, by accepting a Security, waives and releases all such liability.

17.  Guarantees

          This Security may be entitled to the benefits of certain Guarantees, if any, which may be made after the original issuance of this Security for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of any such Subsidiary Guarantors, the Trustee and the Holders.

18.  Governing Law

          The Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflict of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

19.  Authentication

          This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

20.  Abbreviations

          Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors
Act).

21.  CUSIP Numbers

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture. Requests may be made as follows:

          If to the Company:

          Hollywood Entertainment Corporation
          25600 SW Parkway Center Drive
          Wilsonville, Oregon  97070
          Attention:  Secretary

          If to the Trustee:

          U.S. Trust Company of California, N.A.
          555 South Flower Street, Suite 2700
          Los Angeles, California 90071

          Attention:  Corporate Trust Trustee Administration

                                 ASSIGNMENT FORM

          To assign this Security, fill in the form below:

          I or we assign and transfer this Security to


--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)


--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint ____________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Date:  _______________       Your Signature: ___________________________________
                             Sign exactly as your name appears on the other side of this Security.


                             Signature Guarantee: ______________________________
                                                  (Signature must be guaranteed)

                       OPTION OF HOLDER TO ELECT PURCHASE


          If you want to elect to have this Security purchased by the Company pursuant to Section 4.6 or 4.8 of the Indenture, check the box: o If you want to elect to have only part of this Security purchased by the Company pursuant to
Section 4.6 or 4.8 of the Indenture, state the amount: $


Date:  _______________       Your Signature: ___________________________________
                             Sign exactly as your name appears on the other side of this Security.


                             Signature Guarantee: ______________________________
                                                  (Signature must be guaranteed)

                                   SCHEDULE A

PRINCIPAL AMOUNT:  ______________________________

          The following increases or decreases in the principal amount of this Global Security have been made:

                                Amount of               Amount of                Principal              Signature of
                               decrease in             increase in            Amount of this             authorized
                                Principal               Principal             Global Security           signatory of
                             Amount of this           Amount of this          following such             Trustee or
        Date of                  Global                   Global               decrease (or              Securities
       Exchange                 Security                 Security                increase)               Custodian
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